As filed with the Securities and Exchange Commission on February 27, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8185347
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Penn Plaza, 35th Floor New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)
 2013 Stock Incentive Plan
(Full Title of the Plan)

Glenn P. Sblendorio
President and Chief Executive Officer
IVERIC bio, Inc.
One Penn Plaza, 35th Floor
New York, New York 10119
(Name and Address of Agent for Service)

(212) 845-8200
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,985,082 shares (2)	$ 5.595 (3)	$ 11,106,533.80 (3)	$1,441.63
(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)		Represents 1,985,082 additional shares of the Registrant’s Common Stock available under the Registrant’s 2013 Stock Incentive Plan as a result of an annual increase.
(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $5.595, the average of the high and low sale prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 26, 2020 in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2013 Stock Incentive Plan of IVERIC bio, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Accordingly, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-191767, filed with the Securities and Exchange Commission on October 16, 2013 by the Registrant, relating to the Registrant’s Amended and Restated 2007 Stock Incentive Plan, as amended, and 2013 Stock Incentive Plan; (ii) the Registration Statement on Form S-8, File No. 333-193694, filed with the Securities and Exchange Commission on January 31, 2014 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan; (iii) the Registration Statement on Form S-8, File No. 333-202438, filed with the Securities and Exchange Commission on March 2, 2015 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan and certain inducement grants; (iv) the Registration Statement on Form S-8, File No. 333-208893, filed with the Securities and Exchange Commission on January 6, 2016 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan and certain inducement grants; (v) the Registration Statement on Form S-8, File No. 333-219656, filed with the Securities and Exchange Commission on August 3, 2017 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan; (vi) the Registration Statement on Form S-8, File No. 333-223537, filed with the Securities and Exchange Commission on March 9, 2018 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan; and (vii) the Registration Statement on Form S-8, File No. 333-229982, filed with the Securities and Exchange Commission on March 1, 2019 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description
4.1
Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on September 9, 2013 (File no. 333-190643))

4.2
Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 16, 2019)

4.3
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on September 9, 2013 (File No. 333-190643))

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 2, 2015 (File No. 001-36080))
99.2
Amendment No. 1 to 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 10, 2015 (File No. 001-36080))

* Filed herewith

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of February, 2020.

IVERIC bio, Inc.
By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of IVERIC bio, Inc., hereby severally constitute and appoint Glenn P. Sblendorio, David F. Carroll and Todd D.C. Anderman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable IVERIC bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn P. Sblendorio	President, Chief Executive Officer and Director (principal executive officer)	February 27, 2020
Glenn P. Sblendorio

/s/ David F. Carroll	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	February 27, 2020
David F. Carroll

/s/ David R. Guyer	Executive Chairman of the Board of Directors	February 27, 2020
David R. Guyer, M.D.

/s/ Axel Bolte	Director	February 27, 2020
Axel Bolte

/s/ Adrienne L. Graves	Director	February 27, 2020
Adrienne L. Graves, Ph.D.

/s/ Jane P. Henderson	Director	February 27, 2020
Jane P. Henderson

/s/ Calvin W. Roberts	Director	February 27, 2020
Calvin W. Roberts, M.D.